Exhibit 10.42

AMENDMENT TO LOAN AGREEMENT

This Amendment (the “Amendment”) dated as of December     , 2008, is between Bank of America, N.A. (the “Bank”) and Neogen Corporation, a corporation organized under the laws of the State of Michigan (the “Borrower”).

RECITALS

A. Borrower and LaSalle Bank Midwest National Association, the successor by merger to which is the Bank, entered into a Loan Agreement dated December 16, 2005, as amended by an Amendment Agreement dated April 25, 2007 and an Amendment Agreement dated January 9, 2008 (collectively, the “Loan Agreement”), pursuant to which the Bank has extended to the Borrower a loan, as evidenced by a Revolving Note dated December 16, 2005 and amended and restated as of the date hereof in the principal amount of $10,000,000.00 (the “Revolving Note”).

B. The Bank and the Borrower desire to amend the Loan Agreement and the Revolving Note.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

2.1 Definition of Revolving Interest Rate. The definition of “Revolving Interest Rate” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Revolving Interest Rate” shall mean the interest rate for the Revolving Loan set forth in the Revolving Note, as amended and restated as of December __, 2008.

2.2 Definition of Revolving Loan Commitment. The definition of “Revolving Loan Commitment” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Revolving loan Commitment” shall mean Ten Million and 00/100 Dollars ($10,000,000.00).

2.3 Definition of Revolving Loan Maturity Date. The definition of “Revolving Loan Maturity Date” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Revolving Loan Maturity Date” shall mean December 1, 2010, unless extended by the Bank pursuant to a written modification, extension or renewal agreement executed by the Borrower and accepted by the Bank in the Bank’s sole and absolute discretion.

2.4 Definition of Revolving Note. The definition of “Revolving Note” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Revolving Note” shall mean the Amended and Restated Promissory Note from the Borrower to the Bank dated December     , 2008, together with any renewal, extension, modification, or replacement thereof executed by the Borrower and accepted by the Bank in the Bank’s sole and absolute discretion.

2.5 Deletion of Sections 2.2, 2.3 and 2.4 of the Loan Agreement. Sections 2.2, 2.3 and 2.4 of the Loan Agreement are hereby deleted in their entirety and their respective headings shall read as follows:

Section 2.2 Reserved.

Section 2.3 Reserved.

Section 2.4 Reserved.

2.6 Unused Line Fee. Section 2.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

Section 2.7 Unused Line Fee. Borrower shall pay to the Bank an unused line fee equal to fifteen basis points (0.15%) per annum of the difference between the Revolving Loan Commitment and the average daily balance of the Revolving Loans (“Unused Line Fee”). The Unused Line Fee shall be (i) computed for each calendar quarter using the average daily balance of the Revolving Loans for that calendar quarter, and (ii) deemed fully earned by the Bank and payable in arrears on the first Business Day of each calendar quarter for the immediately preceding quarter. The Unused Line Fee shall be calculated on the basis of a 360 day year.

2.7 Use of Proceeds. Section 8.11 of the Loan Agreement is hereby amended in its entirety to read as follows:

Section 8.11 Use of Proceeds. Neither the Borrower nor any of its Subsidiaries or Affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of the Bank.

2.8 Deletion of Section 9.1 of the Loan Agreement. Section 9.1 of the Loan Agreement is hereby deleted in its entirety and its respective headings shall read as follows:

Section 9.1 Reserved.

2.9 Modification of Address for Notice to the Bank. Section 12.17 is hereby amended to provide that the address for notice to the Bank is as follows:

Bank of America, N.A.

201 Townsend Street, Suite 600

Lansing, MI 48933

Attention: James R. Spoelma

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Loan Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with the Borrower’s Articles of Incorporation, Bylaws or governing documents.

4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

4.1 The Revolving Note as amended and restated as of the date hereof.

4.2 Payment by the Borrower of all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Amendment.

4.3 Such other closing documents as the Bank may require in connection with this Amendment.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A.

By:
James R. Spoelma
Its:	Senior Vice President

Neogen Corporation

By:
Richard R. Current
Its:	Vice President and Chief Financial Officer